Contact: Wuhan General Group, Inc. Mr. Guoliang Liu, Investor Relations Phone: + 86-27-5970-0069 (China) Email: guoliang_liu@163.com http://www.wuhangeneral.com/

Wuhan General Appoints Principal Accounting Officer

Wuhan, Hubei Province, P.R.C. January 18, 2012 –Wuhan General Group (China), Inc. (Nasdaq: WUHN) (“Wuhan General” or the “Company”), a leading manufacturer of industrial blowers and turbines in China, operating through its indirect subsidiaries, Wuhan Blower Co., Ltd. (“Wuhan Blower”) and Wuhan Generating Equipment Co., Ltd. (“Wuhan Generating”), announced today the appointment of Miss Li Pan as the Company’s new Principal Accounting Officer and Treasurer, effective January 18, 2012. On the same date, Mr. Philip Lo is resigned as the Company’s Chief Financial Officer and Treasurer to pursue other career opportunities.

Before joining the Company in August 2010, Miss Pan worked in an European based international manufacturing company as an accounting officer. With the solid financial and accounting experience, she joined the Company and served as the Assistant to CFO for the past sixteen months. She is fluent in Mandarin and English.

“We are very pleased to congratulate Miss Pan to promote as the principal accounting officer. Her hard working and experience is an invaluable asset to Wuhan General as we move to the next stage of our strategic growth plan,” said Mr. Ruilong Qi, Chief Executive Officer of Wuhan General. “I would also like to thank Mr. Lo for his numerous contributions as Chief Financial Officer and wish him great success in his future endeavors.”

About Wuhan General Group Inc.

Through its indirect subsidiaries Wuhan Blower Co., Ltd. (“Wuhan Blower”) and Wuhan Generating Equipment Co., Ltd, (“Wuhan Generating Equipments”), Wuhan General Group is a leading manufacturer of industrial blowers and turbines based in Wuhan, Hubei Province, China. Wuhan Blower is a China-based manufacturer of industrial blowers that are principal components of steam-driven electrical power generation plants. Wuhan Generating Equipment is a China-based manufacturer of industrial steam and water turbines used for electricity generation in coal, oil, nuclear, and hydroelectric power plants. The Company’s primary customers are from the iron and steel, power generation, petrochemical and other industries. Lead by a strong management team, Wuhan General Group Inc. is well recognized for its technological sophistication and quality construction of blowers and turbines. For more information, please visit www.wuhangeneral.com

Safe Harbor Statement

Certain statements in this press release, including statements regarding future revenue, net income and sales, future demand for our products, improvement in economic conditions, the effects of the Chinese government’s stimulus plan on our businesses and our customers’ businesses, the ability of a new Chief Operating Officer to improve financial controls and reporting functions, our ability to refinance our debt and improvement in the collection of our accounts receivable may be forward-looking in nature or “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to vulnerability of our business to general economic downturn, operating in the People’s Republic of China (PRC) generally and the potential for changes in the laws of the PRC that affect our operations, our failure to meet or timely meet contractual performance standards and schedules and other factors that may cause actual results to be materially different from those described in such forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Wuhan General’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting Wuhan General will be those anticipated by the Company. Wuhan General undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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